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                              NICHI CAPITAL LIMITED



                                ESCROW AGREEMENT

AGREEMENT dated this 22nd day of August, 1997 among Citibank, N.A. (the "Escrow Agent") and Nichi Capital Limited , a New York corporation (the "Placement Agent") and Nichi Capital Limited, a New York corporation (the "Company")

        WHEREAS, the Company proposes to offer a minimum of 600,000 Shares up to a maximum of 1,800,000 Shares of the Company's Private Placement (the "Shares") at $5.00 per Share for aggregate offering proceeds of up to $ 9,000,000 (the "Offering Proceeds"); and

        WHEREAS, the Company may sell the Shares, through members of the National Association of Securities Dealers, Inc. on an "all or none" basis for the first 600,000 Shares (the "Minimum") and on a "best efforts basis for the remaining Shares, in a public offering pursuant to the Securities Act of 1933, as amended (the "Offering") and

        WHEREAS, the Company desires to establish an escrow account in which funds received from subscribers will be deposited, pending completion of the sale of the Minimum Shares or escrow period; and

        WHEREAS, the Escrow Agent to serve as escrow agent in accordance with the terms and conditions set forth herein.

________________________________________________________________________________
                             NICHI CAPITAL LIMITED
      150 NASSAU STREET, 10TH FLOOR NEW YORK, NEW YORK 10038 1 212-566-4143



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NOW, THEREFORE, the parties hereto agree as follows:

        1. Establishment of Escrow Account. On or prior to the date of the commencement of the Offering, the Company hereto shall establish a non-interest bearing escrow account with the Escrow Agent, which escrow shall be entitled "Nichi Capital Limited. Escrow Account" (the "Escrow Account"). The Escrow Agent undertakes to deposit the escrow funds in accordance with the Rule 15C2-4 under the Securities Exchange Act of 1934.

        2. Delivery of Checks. The Company will instruct subscribers to make checks for subscriptions payable to the order of Citibank as Escrow Agent for Nichi Capital limited and delivered to the Escrow Agent at 111 Wall Street, Branch #003, New York, New York 10005. Attention: Branch Manager. Any checks received that are made payable to a party other than the Escrow Agent shall be returned directly to the sender (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the second business day following receipt of such check by Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

        3. Escrow Period The Company shall deliver to the Escrow Agent a certificate setting forth the date when the Offering shall expire, which certificate shall be attached as Exhibit A, and when and if the Offering is extended, at least two business days prior to the effective date of such extension with a certificate setting forth the date when the Offering, as extended, shall expire (such initial or extended date is hereinafter referred to as the "Expiration Date").

        4. Deposits in the Escrow Account. The Company agrees that it shall, by noon the next business day, deliver all monies received from subscribers for the payment of the Shares to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things. the subscriber's name, address and certified taxpayer identification number, the number of Shares purchased, the amount paid therefore (collectively the "Subscription Information"), and whether the consideration received was in the form of a check, draft or money order. The Escrow Agent shall not be required to make deposits into the Escrow Account which are not accompanied by Subscription Information. All monies so deposited in the Escrow Account which have cleared the banking system are hereinafter referred to as the "Escrow Amount".



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        5.  Disbursement from the Escrow Account.

        (a) If prior to the Expiration Date, the escrow agent has received subscriptions for the Minimum Shares, and if, within up to 14 days thereafter, the Escrow Agent is in possession of cleared funds in the amount of $ 3,000,000, the Escrow Agent, within two business days after the clearance of such funds, shall notify the Company and the Placement Agent, upon receipt of written instruction from the Company and the Placement Agent, the Escrow Agent shall disburse all funds in the Escrow Account, pursuant to said instructions to the extent that such funds are not then subject to judicial restraint served on the Escrow Agent.

        (b) Upon presentation of a certificate signed by the Company stating that the Company is terminating the Offering or if the Escrow Agent has determined that it had not received, prior to the Expiration Date, subscriptions for the Minimum Shares, or if the Escrow Agent has received subscriptions for the Minimum Shares prior to expiration date but has determined that it has not received cleared funds in the amount of $ 3,000,000 in the escrow account within 14 days of the expiration date, the Escrow Agent shall, as soon as possible thereafter cause to be distributed to each subscriber the amount received from such subscriber, to the extent that such amount is not then subject to judicial restraint served on the Escrow Agent.

        6.  Collection Procedures.

            (a) The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of such check, deposit the collected proceeds in the Escrow Account. Any check returned unpaid to the Escrow Agent shall be returned to the sender. In such cases, the Escrow Agent will promptly notify the Company of such return.

           (b) If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall, within two business days, issue a refund check to the rejected subscriber upon the written request of the Company. If the Company rejects any subscription for which the Escrow Agent has not yet received collected funds, but has submitted the subscriber's check for collection, the Escrow Agent shall within two business days, issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collections the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber. The Escrow Agent shall not be required to comply with the provisions of this subparagraph
(b) If the funds in question are then subject to judicial restraint served on the Escrow Agent.




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        7. Reimbursement of Escrow Agent. Upon completion or termination of the
Offering the Company shall reimburse the Escrow Agent for all of its out-of-pocket expenses incurred in performance of its services there under. If it is necessary for Escrow Agent to return funds to subscribers of the Shares, the Company shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. These amounts shall be in additional to the fee in Section 8. However, no such reimbursement for costs and expense, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

        8. Fees. Upon execution of this Agreement, the Company shall pay the Escrow Agent a fee in the amount of $1,000 which shall cover fees of the Escrow Agent in connection with the services provided under this Agreement.

        9. Escrow Agent's Rights and Duties. It is understood and agreed by the parties to this Agreement as follows:

        a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between a member of the NASD and the Company. Nor shall the Escrow Agent be responsible for the performance by a member of the NASD or the Company of their respective obligations under any Agreement between them.

        b) The Escrow Agent is not and shall not be desired to be trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

        c) The Escrow agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or the execution of any such certificate, instrument or other document which is given to the Escrow Agent or to verify the truth or accuracy thereof.

        d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Amount or the offering proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of the Agreement, it shall be entitled to hold the Offering Proceeds, or the portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option,


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may dispose of the Offering Proceeds (and any other amounts that thereafter become part of the Offering Proceeds) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Offering Proceeds with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability there under.

        e) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

        f) The Escrow Agent shall have no duty or obligation to invest any amounts received from the prospective purchasers, or their agents, and shall keep any and all such amounts so received deposited in a non-interest bearing escrow account established hereunder during the term of this Agreement.

        g) The Company and the Placement Agent agree to hold harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

        h) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

        i) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, nor waiver of, the same or any such right or remedy which it would otherwise have on any other occasion.

        j) The Escrow Agent may resign as such hereunder by giving thirty (30) days written notice thereof to the Company. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursements or otherwise dispose of the Offering Proceeds, but its only duty shall be to hold the Offering Proceeds for a period of not more than twenty (20) days following the effective date of such resignation, at which time (a) if the successor escrow agent, which shall be a bank


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meeting the requirements of Rule 15c-4(b) under the Securities Exchange Act of
1934, as amended, shall be appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Company and such Successor Escrow Agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Offering Proceeds; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Company and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the Offering Proceeds to each prospective purchaser, without interest thereon or deduction therefrom, (to the extent that such Proceeds are not then subject to Judicial restraint served on the Escrow Agent) and the resigning Escrow Agent shall notify the Company in writing of its liquidation and distribution of the Offering Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provision of
Section 7 hereof, the resigning Escrow Agent shall not be entitled to be reimbursed by the Company for any expenses incurred in connection with its resignation, transfer of the Offering Proceeds to a successor escrow agent or distribution of the Offering Proceeds pursuant to this Section 9. Each substitute Escrow Agent shall thereafter hold any funds received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the disbursement of the Escrow Amount then held in escrow according to such written instructions or upon delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

        10. Notice. All communications hereunder will be in writing and mailed, delivered or telegraphed and confirmed which notice shall be effective only on receipt at the appropriate address specified in this Section 10 as follows:

    If sent to the Escrow Agent:
                      Citibank, N.A.
                      Branch #003
                      111 Wall Street
                      New York, NY 10005
           Attention: Branch Manager

     If sent to the Company:
                      Nichi Capital Limited
                      150 Nassau Street, 10th Fl.
                      New York, New York 10038
           Attention: Wande Agunloye, President.



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 with a copies to:

               Arlen G. Loselle, Esq.
               Loselle Greenwalt Kaplan Blair & Adler
               140 East 45th Street
               New York, NY 10017
               (212) 986-6850

                      and

               Leon B. Lipkin, Esq.
               140 East, 45th Street
               New York, NY 10017
               (212) 986-6850

        11. General. This Agreement (a) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (b) supersedes any and all prior understandings or agreements relating to the subject matter hereof;
(c) may not be assigned, modified, amended or terminated except in a writing signed by all the parties hereto; (d) Shall be governed by, and construed in accordance with the laws of the State of New York; (e) shall be binding upon an inure solely to the benefit of the parties hereto and their respective successors and assigns; (f) shall not confer upon any person not referred to in
(e) hereof any rights or remedies of any nature whatsoever or by reason of this Agreement; and (g) may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                         Company: Nichi Capital Limited



                                  By:     WANDE AGUNLOYE
                                     -------------------------------
                                       Wande Agunloye, President


                                    Escrow Agent:  Citibank, N.A.



                                  By:     [SIGNATURE]
                                     -------------------------------
                                  Placement Agent: Nichi Capital Limited



                                  By:    WANDE AGUNLOYE
                                     -------------------------------
                                      Wande Agunloye, President


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